LABONTE & CO.                             610 - 938 Howe Street
CHARTERED ACCOUNTANTS                          Vancouver, BC  Canada
                                               V6Z  1N9
                                               Telephone      (604) 682-2778
                                               Facsimile      (604) 689-2778
                                               Email:     info@labonteco.com




June 27, 2003

U.S.  Securities and Exchange  Commission
Division of  Corporation  Finance
450 Fifth St. N.W.
Washington  DC  20549


Re:      inCall Systems, Inc. - Form S-8
--------------------------------------------------------------------------------


Dear Sirs:

As chartered accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement dated June 27, 2003 pertaining to the Stock Compensation Plan 1 of inCall Systems, Inc. of the following report contained in the Company's December 31, 2002 Annual Report filed on Form 10-KSB dated May 20, 2003.


o Our report to the Stockholders and Board of Directors of inCall Systems, Inc. dated April 30, 2003 on the consolidated balance sheets of inCall Systems, Inc. as at December 31, 2002 and 2001 and the consolidated statements of operations, stockholders' equity and cash flows for the years then ended.

Yours truly,

/s/ LaBonte & Co.
--------------------
"LaBonte & Co."

LABONTE & CO.
Chartered Accountants